Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-219523) of Graphic Packaging International, LLC and in the related Prospectus of our report dated February 12, 2019, with respect to the consolidated financial statements of Graphic Packaging International, LLC included in this Annual Report (Form 10-K) for the year ended December 31, 2018.
/s/ Ernst & Young LLP
Atlanta, Georgia
February 12, 2019